Exhibit 10-f

TEMPLATE

PERFORMANCE SHARES AGREEMENT FOR

EMPLOYEES UNDER THE CINERGY CORP.

1996 LONG-TERM INCENTIVE COMPENSATION PLAN

THIS PERFORMANCE SHARES AGREEMENT (the “Agreement”), effective as of                                (the “Date of Grant”), is made by and between Cinergy Corp., a Delaware corporation, and                                (the “Employee”), an employee of Cinergy Corp. or one of its directly or indirectly held majority or greater-owned subsidiaries (collectively referred to herein as the “Company”).

WHEREAS, Cinergy Corp. has adopted the Cinergy Corp. 1996 Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), pursuant to which the Employee has been granted the right, contingent upon the attainment of certain corporate performance measures within an established time period, to receive shares of Cinergy Corp. common stock, with par value of $0.01 per share (“Common Stock”), on the terms set forth in this Agreement; and

WHEREAS, the parties desire to enter into this Agreement to set forth their understandings with respect to the contingent right to receive a certain number of shares of Common Stock as described in this Agreement, such contingent right sometimes referred to herein as “performance shares.”

NOW, THEREFORE, in consideration of the recitals and the mutual agreements contained in this Agreement, the parties agree as follows:

1.                                      Contingent Award.

Cinergy Corp. hereby grants to the Employee effective as of the Date of Grant, the right, contingent upon the attainment of certain corporate performance measures during performance cycle          commencing on January 1,            and ending on December 31,            (the “Performance Cycle”), to receive shares of Common Stock on the terms and conditions set forth in this Agreement.  For the Performance Cycle, the Employee’s contingent target award is                      shares of Common Stock (the “Target Award”).  The number of shares of Common Stock covered by the Target Award is subject to adjustment, including reductions in the event of a demotion or change to a lower level position, as provided in the Plan and in such procedures or guidelines that may from time to time be adopted by the Committee (as defined in the Plan), including the Administrative Guidelines adopted on                                (the “Administrative Guidelines”).

2.                                      Corporate Performance Measure.

The corporate performance measure is based on a comparison of the total shareholder return (“TSR”) of a share of Common Stock to the TSR of the companies listed in the S&P Supercomposite Electric Index as of the beginning of the Performance Cycle (the “Comparator Group”); for purposes of this Agreement, TSRs shall be as calculated by reference to Bloomberg Financial L.P. (including the reinvestment of dividends or other distributions); provided, however, that the TSR of the Comparator Group shall be calculated without taking into account any company that, during the Performance Cycle, either (i) becomes the subject of a voluntary or involuntary petition in bankruptcy pursuant to Title 11 of the United States Code, (ii) undergoes a “change in control,” or (iii) becomes the subject of any public announcement of a proposal for such company to undergo a “change in control.” For this purpose, a “change in control” means (i) the sale of all or substantially all of the assets of the company on a consolidated basis to a person or entity other than to a subsidiary or affiliate of the company, (ii) a merger, reorganization or consolidation after which the holders of the company’s outstanding voting power immediately prior to such transaction, in the aggregate, do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iii) the sale of all or substantially all of the outstanding common shares of the company to an unrelated person or entity or (iv) any other transaction where the owners of the company’s outstanding voting power prior to such transaction, in the aggregate, do not own at least a majority of the outstanding voting power of the relevant entity after the transaction.

3.                                      Payout Calculation and Form of Payment.

The number of shares of Common Stock earned for the Performance Cycle will be determined by comparing the TSR of a share of Common Stock during the Performance Cycle to the TSR of the Comparator Group during the Performance Cycle, as described in Subsection 3(a) and Subsection 3(b) below.

(a)                                  The percentage of the Target Award earned by the Employee, if any, will be determined in accordance with the following chart and the guidelines contained in Subsection 3(b).

Percentage of Individual Target Payment

Relative TSR Performance Percentile	Percentage of Target Award Earned
85th or above	200%
80th	185%
70th	150%
60th	115%
55th	100%
40th	40%
30th or below	0%

(b)                                 The chart contained in Subsection 3(a) shall be applied in accordance with the following guidelines.

(i)            If the relative TSR of a share of Common Stock compared to the TSR of the Comparator Group is between any two levels listed above, the Committee will calculate, by interpolation, the percentage of the Target Award that is earned by the Employee.

(ii)           If the relative TSR of a share of Common Stock is equal to or less than the 30th percentile of the TSR of the Comparator Group, the Employee will not earn any performance shares under this Agreement.

(iii)          The maximum number of shares of Common Stock that can be earned under this Agreement is 200% of the number of shares of Common Stock covered by the Target Award.

(c)                                  Except as otherwise provided herein, the number of shares of Common Stock earned by the Employee shall be paid to or for the benefit of the Employee no later than March 15 of the calendar year following the calendar year in which occurs the last day of the Performance Cycle.  Notwithstanding the preceding sentence, in the event of the Employee’s death during the Performance Cycle, the number of shares of Common Stock earned by the Employee shall be paid on behalf of the Employee as soon as administratively practicable following his or her death but no later than                                   .

(d)                                 Except as otherwise provided herein, the Employee shall be entitled to receive, no later than March 15 of the calendar year following the calendar year in which occurs the last day of the Performance Cycle, the number of shares of Common Stock (if any) equal to (i) the cumulative amount of cash dividends that would have been paid to the Executive if he or she had owned, during the entire Performance Cycle, the number of shares of Common Stock specified in Section 3(c) above, divided by (ii) the “Fair Market Value” (as that term is defined in the Plan) of a share of Common Stock on the last day of the Performance Cycle.

(e)           Notwithstanding any other provision of this Agreement, the Committee in its sole discretion may determine whether to pay all or any portion of any award earned pursuant to this Agreement in shares of Common Stock or in an amount of cash equal to the Fair Market Value of such shares of Common Stock.

4.                                      Effect of Termination of Employment due to Reasons other than Retirement, Death or Disability.

If, prior to the last day of the Performance Cycle, the Employee ceases to be an employee of the Company for any reason other than as a result of his or her termination of employment on or after attaining age fifty (50) with five years of “Service” under the Cinergy Corp. Non-Union Employees’ Pension Plan (“Retirement”), death or disability (as defined in Section 7), all contingent rights set forth in this Agreement will be immediately forfeited on the effective date of the Employee’s termination.

5.                                      Effect of Termination of Employment Due to Retirement.

If, prior to the last day of the Performance Cycle, the Employee’s employment with the Company is terminated as a result of his or her Retirement, the Employee will continue to participate in the Performance Cycle and will earn a pro rata award of performance shares, the amount of which shall be calculated by the Committee based on (a) the number of full and partial months (out of the total months in the Performance Cycle) that the Employee was an active employee during the Performance Cycle and (b) the relative TSR of a share of Common Stock during the entire Performance Cycle compared to the TSR of the Comparator Group during the entire Performance Cycle.

6.                                      Effect of Termination of Employment Due to Death.

If, prior to the last day of the Performance Cycle, the Employee dies while employed by the Company, the Employee’s executor, administrator, legatees or estate beneficiaries will receive a pro rata award of performance shares, the amount of which shall be calculated by the Committee based on (a) the number of full and partial months (out of the total months in the Performance Cycle) that the Employee was an active employee during the Performance Cycle and (b) the relative TSR of a share of Common Stock compared to the TSR of the Comparator Group during the period of time commencing on the Date of Grant and ending on the December 31 nearest the date of the Employee’s death, but ending no earlier than                               .

7.                                      Effect of Disability.

If, prior to the last day of the Performance Cycle, the Employee becomes “disabled” as that term is defined under the then existing long-term disability plan of the Company in which the Employee participates (or if no such plan exists, as determined by the Committee), the Employee will continue to participate in the Performance Cycle and will earn a pro rata award of performance shares, the amount of which shall be calculated by the Committee based on (a) the number of full months (out of the total months in the Performance Cycle) that the Employee was an active employee during the Performance Cycle and (b) the relative TSR of a share of Common Stock during the entire Performance Cycle compared to the TSR of the Comparator Group during the entire Performance Cycle.

8.                                      Effect of Change in Control.

(a)           Change in Control While Employed.  Notwithstanding the above, if a “Change in Control” (as defined in the Plan) of Cinergy Corp. occurs while the Employee is employed by the Company and prior to the last day of the Performance Cycle, the following provisions shall apply and benefits shall not be paid to or on behalf of the Employee under any other provision of this Agreement.

(i)            The Target Award shall be deemed earned at a level equal to the greater of (I) the actual performance level during the period (the “Pro Rata Period”) commencing on January 1, 2006 and ending on the date that is two business days immediately preceding the date on which the “Effective Time” occurs, as such term is defined in the Agreement and Plan of Merger by and among Duke Energy Corporation, Cinergy Corp., Deer Holding Corp., Deer Acquisition Corp. and Cougar Acquisition Corp., dated as of May 8, 2005 or (ii) the target performance level (i.e., the 55th performance percentile), and the Employee shall earn a pro rata award of performance shares, the amount of which shall be calculated by the Committee based on the number of days in the Pro Rata Period out of the total number of days in the Performance Cycle.  The number of performance shares described above shall be payable, subject to Section 3(e), in shares of Common Stock within thirty (30) days after the occurrence of such Change in Control.

(ii)           The Employee shall also be entitled to receive, subject to Section 3(e), within thirty (30) days after the occurrence of such Change in Control, the number of shares of Common Stock equal to (I) the cumulative amount of cash dividends that would have been paid to the Executive if he or she had owned, during the period commencing on the Date of Grant and ending on the date of the Change in Control, the number of shares of Common Stock specified in Section 8(a)(i) above, divided by (II) the Fair Market Value of a share of Common Stock immediately prior to the Change in Control.

(iii)          Qualifying Termination of Employment Following Change in Control.  In addition to any other payments made under Sections 8(a)(i) and 8(a)(ii) of this Agreement, in the event that, during the two-year period beginning on the Cinergy Effective Time, the Employee has an involuntary “separation from service” (within the meaning of Code Section 409A) other than for Cause or a voluntary “separation from service” (within the meaning of Code Section 409A) for Good Reason, the Employee shall be entitled to receive, subject to Section 3(e), within thirty (30) days after the occurrence of such separation from service, the number of shares of Common Stock equal to (I) the Target Award reduced by the number of shares of Common Stock specified in Section 8(a)(i) above, plus (II) the cumulative amount of cash dividends that would have been paid to the Employee if he or she had owned, during the period commencing on the Date of Grant and ending on the date of the separation from service, the number of shares of Common Stock specified in Section 8(a)(iii)(I) above, divided by the Fair Market Value of a share of Common Stock immediately prior to the separation from service.  Notwithstanding the above, if required to comply with Code Section 409A, such payment shall not be made until five (5) days following the 6th month anniversary of such separation from service if the Employee is a “specified employee” within the meaning of Code Section 409A.

(iv)          For purposes of this Agreement, “Cinergy Effective Time” has the meaning given to such term in the Agreement and Plan of Merger by and among Duke Energy Corporation, Cinergy Corp., Deer Holding Corp., Deer Acquisition Corp. and Cougar Acquisition Corp., dated May 8, 2005, and the terms “Cause”

and “Good Reason” shall have the meaning given to such terms in the most recent employment agreement, as amended, in effect for the Employee.

(b)           Change in Control Following Retirement.  Notwithstanding the foregoing, if a Change in Control of Cinergy Corp. occurs after the Employee’s Retirement but prior to the last day of the Performance Cycle, the following provisions shall apply and benefits shall not be paid to or on behalf of the Employee under any other provision of this Agreement.

(i)            The Employee shall be entitled to receive, subject to Section 3(e), within thirty (30) days after the occurrence of such Change in Control, a pro rata award of performance shares, the amount of which shall be calculated by the Committee based on (I) the number of full and partial months (out of a total of 36 months) that he or she was an active employee during the Performance Cycle and (II) the fact that the Target Award shall be deemed earned at the greater of the actual performance level during the Pro Rata Period or the target performance level (i.e., the 55th performance percentile).

(ii)           The Employee shall also be entitled to receive, subject to Section 3(e), within thirty (30) days after the occurrence of such Change in Control, the number of shares of Common Stock equal to (I) the cumulative amount of cash dividends that would have been paid to the Executive if he or she had owned, during the period commencing on the Date of Grant and ending on the date of the Change in Control, the number of shares of Common Stock specified in Section 8(b)(i) above, divided by (II) the Fair Market Value of a share of Common Stock immediately prior to the Change in Control.

(c)           Change in Control Following Death.  Notwithstanding the foregoing, if a Change in Control of Cinergy Corp. occurs after the Employee’s death while employed by the Company,  but prior to the later of (I) the December 31 nearest the date of the Employee’s death or (II)                               , the following provisions shall apply and benefits shall not be paid to or on behalf of the Employee under any other provision of this Agreement.

(i)            The Employee’s executor, administrator, legatees or estate beneficiaries shall be entitled to receive, subject to Section 3(e), within thirty (30) days after the occurrence of such Change in Control, a pro rata award of performance shares, the amount of which shall be calculated by the Committee based on (I) the number of full and partial months (out of a total of 36 months) that he or she was an active employee during the Performance Cycle and (II) the fact that the Target Award shall be deemed earned at the greater of the actual performance level during the Pro Rata Period or the target performance level (i.e., the 55th performance percentile).

(ii)           The Employee’s executor, administrator, legatees or estate beneficiaries shall also be entitled to receive, subject to Section 3(e), within thirty (30) days after the occurrence of such Change in Control, the number of shares of Common Stock equal to (I) the cumulative amount of cash dividends that would have been paid to the Executive if he or she had owned, during the period commencing on the Date of Grant and ending on the date of the Change in Control, the number of shares of Common Stock specified in Section 8(c)(i) above, divided by (II) the Fair Market Value of a share of Common Stock immediately prior to the Change in Control.

(d)           Change in Control Following Disability.  Notwithstanding the foregoing, if a Change in Control of Cinergy Corp. occurs after the Employee becomes disabled while employed by the Company but prior to the last day of the Performance Cycle, the following provisions shall apply and benefits shall not be paid to or on behalf of the Employee under any other provision of this Agreement.

(i)            The Employee shall be entitled to receive, subject to Section 3(e), within thirty (30) days after the occurrence of such Change in Control, a pro rata award of performance shares, the amount of which shall be calculated by the Committee based on (I) the number of full months (out of a total of 36 months) that he or she was an active employee during the Performance Cycle and (II) the fact that the Target Award shall be deemed earned at the greater of the actual performance level during the Pro Rata Period or the target performance level (i.e., the 55th performance percentile).

(ii)           The Employee shall also be entitled to receive, subject to Section 3(e), within thirty (30) days after the occurrence of such Change in Control, the number of shares of Common Stock equal to (I) the cumulative amount of cash dividends that would have been paid to the Executive if he or she had owned, during the period commencing on the Date of Grant and ending on the date of the Change in Control, the number of shares of Common Stock specified in Section 8(d)(i) above, divided by (II) the Fair Market Value of a share of Common Stock immediately prior to the Change in Control.

(e)           Notwithstanding any other provision of this Agreement, an event shall not result in the occurrence of a Change in Control unless, within the meaning of Code Section 409A, such event results in a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company.

9.                                      Transferability.

The contingent rights set forth in this Agreement are not transferable otherwise than by will or the laws of descent and distribution.

10.                               Effect of Assignment or Pledge.

If the Employee assigns or pledges contingent shares of Common Stock covered by this Agreement or attempts to do so, or if there is a levy, attachment, execution or other legal or equitable process upon the contingent shares, the Company has the right to terminate this Agreement.

11.                               Incorporation of the Plan’s Terms.

This Agreement is subject to all the terms, provisions and conditions of the Plan, which is incorporated into this Agreement by reference, and to such regulations as may from time to time be adopted by the Committee, including the Administrative Guidelines.  A copy of the Plan and a set of Administrative Guidelines have been furnished to the Employee and an additional copy of each may be obtained from the Company.  In the event of any conflict between the provisions of the Plan or the Administrative Guidelines (as the case may be) and the provisions of this Agreement, the terms, conditions and provisions of the Plan and/or Administrative Guidelines shall control, and this Agreement shall be deemed to be modified accordingly.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Employee and his or her legal representative in respect of any questions arising under the Plan, or this Agreement.

12.                               No Right to Continued Employment.

Nothing in this Agreement shall restrict the right of the Company to terminate the Employee’s employment at any time with or without cause.

13.                               Successors.

The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and the Employee’s beneficiaries, executors, administrators, heirs and successors.

14.                               Invalid Provision.

The invalidity of unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision has been omitted.

15.                               Modifications and Section 409A of the Code.

No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties.  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, including the provisions requiring a delay in payment.  This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Employee).

16.                               Headings.

The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

17.                               Governing Law.

Except to the extent pre-empted by federal law, this Agreement and the Employee’s rights under it shall be construed and determined in accordance with the laws of the state of Delaware.

18.                               Entire Agreement.

This Agreement, the Plan and the Administrative Guidelines contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior communications, representations and negotiations in respect thereto.

19.                               Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.                               Satisfaction of Legal Requirements.

No payment will be made under this Agreement until the Company has been advised by counsel that all applicable legal requirements have been met.

21.                               Notices and Electronic Delivery and Signature.

All notices to the Company shall be addressed to Cinergy Corp., 139 East Fourth Street, Cincinnati, Ohio 45202, Attention: Manager, Compensation, or such other address or in accordance with such other procedure as the Company may, from time to time, specify.  Notwithstanding the foregoing, the Employee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents, including all materials required to be distributed pursuant to applicable securities laws.  If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), the Employee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  The Employee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.  The Employee understands that, unless earlier revoked by the Employee, this consent shall be effective for the duration of the Agreement and that he or she shall have the right at any time to request written copies of any and all materials referred to above.

IN WITNESS WHEREOF, this Agreement has been executed by the parties effective as of the            day of                               ,           .

EMPLOYEE	CINERGY CORP.

Signature:	By: